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                                                                EXHIBIT 4(c)

                        THIRD SUPPLEMENTAL INDENTURE

                  THIRD SUPPLEMENTAL INDENTURE, dated as of October 8, 2003, among Solutia Inc., a Delaware corporation ("Solutia"), the Subsidiary
                                             -------
Guarantors signatory hereto and HSBC Bank USA, as trustee under the Indenture referred to below (the "Trustee").
                                  -------

                            W I T N E S S E T H :
                            - - - - - - - - - -

                  WHEREAS, SOI Funding Corp., a Delaware corporation ("SOI
                                                                       ---
Funding"), and the Trustee heretofore executed and delivered an Indenture,
-------
dated as of July 9, 2002 (the "Original Indenture"), providing for the
                               ------------------
issuance of the 11.25% Senior Secured Notes due 2009 of SOI Funding (the "Securities") (capitalized terms used herein but not otherwise defined have
 ----------
the meanings ascribed thereto in the Indenture);

                  WHEREAS, upon the execution and delivery by Solutia to the Trustee of the Supplemental Indenture, dated July 25, 2002, among Solutia, SOI Funding, the Subsidiary Guarantors signatory thereto and the Trustee (the "First Supplemental Indenture"), Solutia became the successor Company
      ----------------------------
under the Indenture and the Securities and succeeded to, and was substituted for, and may exercise every right and power of, SOI Funding under the Indenture and the Securities and SOI Funding was discharged from all obligations and covenants under the Indenture and the Securities;

                  WHEREAS, Solutia, the Subsidiary Guarantors signatory thereto and the Trustee entered into a certain Supplemental Indenture, dated October 24, 2002 (the "Second Supplemental Indenture" and, together with the
                       -----------------------------
Original Indenture and the First Supplemental Indenture, the "Indenture"),
                                                              ---------
whereby the parties amended certain provisions of the Indenture;

                  WHEREAS, Section 8.01(a)(iv) of the Indenture provides that Solutia and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities by entering into a supplemental indenture in order to add Subsidiary Guarantees with respect to the Notes; and

                  WHEREAS, this Third Supplemental Indenture and the Subsidiary Guarantee (as hereinafter defined) have been duly authorized by all necessary corporate action on the part of each of Solutia and the Subsidiary Guarantors, as the case may be.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Solutia, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

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                                  ARTICLE I

                      Addition of Subsidiary Guarantors
                      ---------------------------------

                  Section 1.1. Addition of Subsidiary Guarantors. By
                               ---------------------------------
execution of the Subsidiary Guarantee attached hereto (the "Subsidiary
                                                            ----------
Guarantee"), Solutia Business Enterprises Inc., a New York corporation, and
---------
Solutia Investments LLC, a Delaware limited liability company shall each be deemed "Subsidiary Guarantors" pursuant to and in accordance with the terms and conditions of the Indenture.

                  Section 1.2. Trustee's Acceptance. The Trustee hereby accepts
                               --------------------
this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                 ARTICLE II

                                Miscellaneous
                                -------------

                  Section 2.1. Effect of Third Supplemental Indenture. Upon
                               --------------------------------------
the execution and delivery of this Third Supplemental Indenture by Solutia, the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  Section 2.2. Indenture Remains in Full Force and Effect.
                               ------------------------------------------
Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  Section 2.3. Indenture and Third Supplemental Indenture
                               ------------------------------------------
Construed Together. This Third Supplemental Indenture is an indenture
------------------
supplemental to and in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

                  Section 2.4. Confirmation and Preservation of Indenture.
                               ------------------------------------------
The Indenture as supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

                  Section 2.5. Conflict with Trust Indenture Act. If any
                               ---------------------------------
provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Third Supplemental Indenture, such provision of the TIA shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

                  Section 2.6. Severability. In case any provision in this
                               ------------
Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                     2




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                  Section 2.7. Benefits of Supplemental Indenture. Nothing
                               ----------------------------------
in this Third Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

                  Section 2.8. Successors. All agreements of Solutia in this
                               ----------
Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

                  Section 2.9. Certain Duties and Responsibilities of the
                               ------------------------------------------
Trustee. In entering into this Third Supplemental Indenture, the Trustee
-------
shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 2.10. Governing Law. This Third Supplemental
                                -------------
Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 2.11. Multiple Originals. The parties may sign any
                                ------------------
number of copies of this Third Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 2.12. Headings. The Article and Section headings
                                --------
herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  Section 2.13. The Trustee. The Trustee shall not be
                                -----------
responsible in any manner for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Solutia.

                          [signature pages follow]


                                     3





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Third Supplemental Indenture to be duly executed as of the date first written above.

                                       SOLUTIA INC.
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: Vice President and Treasurer

                                       CPFILMS INC.
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: Vice President

                                       MONCHEM, INC.
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: President
                                              Monchem, Inc.

                                       MONCHEM INTERNATIONAL, INC.
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: President
                                              Monchem International, Inc.

                                       SOLUTIA SYSTEMS, INC.
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: President
                                              Solutia Systems, Inc.

                                       SOLUTIA BUSINESS ENTERPRISES, INC.
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: President

                                       SOLUTIA INVESTMENTS, LLC
                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                       Name:  C. Kevin Wilson
                                       Title: President



                              Signature Page to
                        Third Supplemental Indenture



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                                       HSBC BANK USA,
                                       as Trustee
                                       By: /s/ Harriet Drandoff
                                          ------------------------------
                                       Name:  Harriet Drandoff
                                       Title: Vice President



                              Signature Page to
                        Third Supplemental Indenture